Exhibit (g)(2)

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

each of the following Investment Companies and Citibank, N.A.

Dated as of October 18, 2005

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001

Fund	Portfolio	Effective as of
Colchester Street Trust	Tax-Exempt Portfolio	7/1/01

Fidelity Advisor Series II	Fidelity Advisor Municipal Income Fund	7/1/01
Fidelity Advisor Series II	Fidelity Advisor Mid Cap II Fund	8/10/04

Fidelity California Municipal Trust	Fidelity California Municipal Income Fund	7/1/01
	Fidelity California Short-Intermediate Tax-Free Bond Fund (1)	10/22/05

Fidelity California Municipal Trust II	Fidelity California Municipal Money Market Fund	7/1/01
	Fidelity California AMT Tax-Free Money Market Fund	7/1/01

Fidelity Court Street Trust	Fidelity Connecticut Municipal Income Fund	7/1/01
	Fidelity Florida Municipal Income Fund	7/1/01
	Fidelity New Jersey Municipal Income Fund	7/1/01

Fidelity Court Street Trust II	Fidelity Connecticut Municipal Money Market Fund	7/1/01
	Fidelity New Jersey Municipal Money Market Fund	7/1/01
	Spartan Florida Municipal Money Market Fund	7/1/01
	Fidelity New Jersey AMT Tax-Free Money Market Fund	7/1/01

Fidelity Fixed-Income Trust	Fidelity Focused High Income Fund	8/28/04
	Fidelity Inflation-Protected Bond Fund	6/23/02

Fidelity Financial Trust	Fidelity Convertible Securities Fund	7/1/01
	Fidelity Strategic Dividend & Income Fund	12/21/03

Fidelity Devonshire Street Trust	Fidelitu Tax-Free Bond Fund	7/1/01
	Fidelity Structured Large Cap Growth Fund	10/22/01
	Fidelity Structured Large Cap Value Fund	10/22/01
	Fidelity Structured Mid Cap Growth Fund	10/22/01
	Fidelity Structured Mid Cap Value Fund	10/22/01

Fidelity Hastings Street Trust	Fidelity Fifty Fund	7/1/01

Fidelity Income Fund	Fidelity Ultra Short Bond Fund	8/25/02
	Fidelity Total Bond Fund	10/09/02

Fidelity Massachusetts Municipal Trust	Fidelity Massachusetts AMT Tax-Free Money Market Fund	7/1/01
	Fidelity Massachusetts Municipal Money Market Fund	7/1/01
	Fidelity Massachusetts Municipal Income Fund	7/1/01

Fidelity Municipal Trust	Fidelity Michigan Municipal Income Fund	7/1/01
	Fidelity Minnesota Municipal Income Fund	7/1/01
	Fidelity Municipal Income Fund	7/1/01
	Fidelity Ohio Municipal Income Fund	7/1/01
	Fidelity Pennsylvania Municipal Income Fund	7/1/01
	Fidelity Short Intermediate Municipal Income Fund	7/1/01

Fidelity Municipal Trust II	Fidelity Michigan Municipal Money Market Fund	7/1/01
	Fidelity Ohio Municipal Money Market Fund	7/1/01
	Fidelity Pennsylvania Municipal Money Market Fund	7/1/01

Fidelity New York Municipal Trust	Fidelity New York Municipal Income Fund	7/1/01

Fidelity New York Municipal Trust II	Fidelity New York AMT Tax-Free Money Market Fund	7/1/01
	Fidelity New York Municipal Money Market Fund	7/1/01

Fidelity Puritan Trust	Fidelity Value Discovery Fund	12/4/02

Fidelity Revere Street Trust	Fidelity Municipal Central Cash Fund	7/1/01
	Fidelity Tax-Free Cash Central Fund	1/29/04

Fidelity School Street Trust	Fidelity Intermediate Municipal Income Fund	7/1/01

Fidelity Securities Fund	Fidelity Blue Chip Growth Fund	7/1/01
	Fidelity Dividend Growth Fund	7/1/01
	Fidelity Real Estate Income Fund	2/1/03
	Fidelity Small Cap Growth Fund	10/24/04
	Fidelity Small Cap Value Fund	10/24/04

Fidelity Union Street Trust	Fidelity Arizona Municipal Income Fund	7/1/01
	Fidelity Maryland Municipal Income Fund	7/1/01

Fidelity Union Street Trust II	Fidelity AMT Tax-Free Money Market Fund	7/1/01
	Fidelity Arizona Municipal Money Market Fund	7/1/01
	Fidelity Municipal Money Fund	7/1/01

Newbury Street Trust	Tax-Exempt Fund - Daily Money Class	7/1/01
	Tax-Exempt Fund - Capital Reserves Class	7/1/01
	Tax-Exempt Fund - Tax Free Money Market Fund	7/1/01

1. The addition of Fidelity California Municipal Trust: Fidelity California Short-Intermediate Tax-Free Bond Fund eff. 10/22/05.

2. Please see attached schedule for the list of Spartan Funds that have changed names.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Citibank
Listed on this Appendix "A", on behalf
of each of their respective Portfolios
By: /s/John Costello Name: John Costello Title: Assistant Treasurer		By: /s/Alfred F. Noll Name: Alfred F. Noll Title: Vice President